Exhibit 99.1

FOR IMMEDIATE RELEASE

O'REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
SECOND QUARTER 2013 EARNINGS RELEASE AND CONFERENCE CALL

-	Earnings Release Date – Wednesday, July 24, 2013, after 5:30 pm Central Time
-	Conference Call Date – Thursday, July 25, 2013, at 10:00 am Central Time

Springfield, MO, July 1, 2013  – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its second quarter 2013 results as Wednesday, July 24, 2013, with a conference call to follow on Thursday, July 25, 2013.

The Company’s second quarter 2013 results will be released after 5:30 p.m. central time on Wednesday, July 24, 2013, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.

Investors are invited to listen to the Company’s conference call discussing the financial results for the second quarter of 2013, on Thursday, July 25, 2013, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.  Interested analysts are invited to join the call.  The dial-in number for the call is (847) 585-4405  and the conference call identification number is 35211264.  A replay of the call will also be available on the Company’s website following the conference call.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 4,041 stores in 42 states as of March 31, 2013.

For further information contact:Investor & Media ContactsMark Merz (417) 829-5878